Exhibit 1


                           BP p.l.c. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                         Six months ended
                                                                                           June 30, 2003
                                                                                    ($ million, except ratios)
                                                                                            (Unaudited)
Profit before taxation                                                                          9,560

Group's share of income in excess of dividends
  of joint ventures and associated undertakings                                                  (186)

Captalized interest                                                                               (77)
                                                                                               ------
Profit as adjusted                                                                              9,297
                                                                                               ------

Fixed charges:

    Interest net of interest expense of joint ventures and associated
    undertakings and unwinding of discount for provisions                                         273
    Rental expense representative of interest                                                     225
    Capitalized interest                                                                           77
                                                                                               ------
                                                                                                  575
                                                                                               ------

Total adjusted earnings available for payment of fixed charges                                  9,872
                                                                                               ======

Ratio of earnings to fixed charges                                                               17.2
                                                                                               ======

Total adjusted earnings available for payment of fixed charges, after taking
account of adjustments to profit before taxation to accord with US GAAP (a)                    12,447
                                                                                               ======

Ratio of earnings to fixed charges with adjustments to accord with US GAAP                       21.7
                                                                                               ======

_______________

(a)  See Note 13 of Notes to Consolidated Financial Statements.